NICOR Inc.
                                                      Form 10-Q
                                                      Exhibit 10.01



                               NICOR Inc.
                           STOCK DEFERRAL PLAN



SECTION 1. . . . . . . . . . . . . . . . . . . . . . . . . . . .1

General. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1.  Purpose, History and Effective Date . . . . . . . . .1
     1.2.  Gender, Number and Defined Terms. . . . . . . . . . .1
     1.3.  Participation . . . . . . . . . . . . . . . . . . . .1
     1.4.  Administration. . . . . . . . . . . . . . . . . . . .2
     1.5.  Additional Terms and Conditions of the Plan . . . . .2
     1.6.  Employment and Shareholder Status . . . . . . . . . .2
     1.7.  Source of Payments. . . . . . . . . . . . . . . . . .2
     1.8.  Nonassignment . . . . . . . . . . . . . . . . . . . .3
     1.9.  Elections . . . . . . . . . . . . . . . . . . . . . .3

SECTION 2. . . . . . . . . . . . . . . . . . . . . . . . . . . .3

Elections to Receive Stock in Lieu of Eligible Cash Awards . . .3
     2.1.  Election to Receive Stock . . . . . . . . . . . . . .3
     2.2.  Rules for Stock Payment Elections . . . . . . . . . .3
     2.3.  Revocation and Cancellation of Stock Payment
           Elections . . . . . . . . . . . . . . . . . . . . . .4
     2.4.  Election Period . . . . . . . . . . . . . . . . . . .4

SECTION 3. . . . . . . . . . . . . . . . . . . . . . . . . . . .5

Dividend Equivalents and Deferred Stock Account. . . . . . . . .5
     3.1.  Dividend Equivalents. . . . . . . . . . . . . . . . .5
     3.2.  Crediting and Adjustment of Deferred Stock
           Accounts. . . . . . . . . . . . . . . . . . . . . . .5
     3.3.  Number of Stock Units . . . . . . . . . . . . . . . .6

SECTION 4. . . . . . . . . . . . . . . . . . . . . . . . . . . .6

Distribution and Deferral. . . . . . . . . . . . . . . . . . . .6
     4.1.  Distribution and Deferral Elections . . . . . . . . .6
     4.2.  Changes to a Deferral Election. . . . . . . . . . . .7
     4.3.  Payment of Deferred Stock Account . . . . . . . . . .7
     4.4.  Installment Payments. . . . . . . . . . . . . . . . .7
     4.5.  Payments to Beneficiaries In the Event of Death . . .8
     4.6.  Termination Date. . . . . . . . . . . . . . . . . . 10

SECTION 5. . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Amendment and Termination. . . . . . . . . . . . . . . . . . . 10

APPENDIX A
EXHIBIT A




                                SECTION 1

                                 General

     1.1. Purpose, History and Effective Date. NICOR Inc. (the "Company") maintains NICOR Inc. 1989 Long-Term Incentive Plan (the "1989 Plan") which provides certain benefits to key executives and managerial employees of the Company and its Subsidiaries (as described in subsection 1.2). The Company and its Subsidiaries also maintain, and anticipate maintaining in the future, incentive compensation plans, other than the 1989 Plan, which provide cash payments of specified dollar amounts to eligible key executives and managerial employees of the Company and its Subsidiaries upon the achievement of specified performance goals during a performance period of at least three years (a "Long-Term Plan") or a calendar year (an "Annual Plan") (such Long-Term Plans and Annual Plans being referred to below collectively as the "Incentive Plans" and individually as an "Incentive Plan"). In order to further identify the interests of key executives and managerial employees with those of the Company's shareholders by increasing such employees' ownership of Company Stock, the Company has established NICOR INC. STOCK DEFERRAL PLAN (the "Plan") as set forth herein to permit key executives and managerial employees who are eligible for a cash payment under a Long-Term Plan or an Annual Plan to elect to receive a portion of such payment in Company Stock, in lieu of cash, and to defer receipt of such stock, all on the terms and conditions set forth herein. The Plan shall be effective immediately upon approval of the Compensation Committee of the Company's Board of Directors (the "Committee"), and the date on which the Plan is effective shall be referred to herein as the "Effective Date." The Incentive Plans in effect on the Effective Date are set forth in Exhibit A.

     1.2. Gender, Number and Defined Terms. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. Except as otherwise specifically provided herein, or unless the context clearly implies or indicates the contrary, a word, term or phrase used in the Plan with initial capital letters shall have the same meaning as when such word, term or phrase is used in the 1989 Plan. Appendix A contains an alphabetical listing of all defined terms and the subsections of the Plan in which they are defined to the extent that they are not defined by reference to the 1989 Plan.

     1.3. Participation. Key executives and managerial employees of the Company and its Subsidiaries who are eligible to participate in the 1989 Plan and who are eligible to receive a cash payment under a Long Term Plan or an Annual Plan, or both, as such plans may be in effect from time to time on and after the Effective Date, are eligible to become "Participants" in the Plan by completing a Stock Payment Election (as described in subsection 2.1).





     1.4. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. Subject to the conditions and limitations of the Plan, the Committee shall have the sole and complete authority and discretion to:

     (a) interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan;

     (b) correct any defect or omission and to reconcile any inconsistency in the Plan, and to remedy any error in any payment made hereunder; and

     (c) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

The Committee's determinations on matters within its control shall be conclusive and binding on the Company and all other persons. Notwithstanding the foregoing, no member of the Committee shall act with respect to the administration of the Plan except to the extent consistent with the exempt status of the Plan and the 1989 Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

     1.5. Additional Terms and Conditions of the Plan. Stock awards under the Plan shall be deemed to be made pursuant to the Performance Unit provisions of the 1989 Plan, and shall be subject to the terms, conditions and limitations of the 1989 Plan.

     1.6. Employment and Shareholder Status. The Plan will not give any person the right to remain in the employ of the Company or any of its Subsidiaries, or any right or claim to any benefits under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan shall not create any rights in an employee (or any other person) as a shareholder of the Company until shares of Stock are registered in the name of the employee (or such other person).

     1.7. Source of Payments. Except for Stock actually delivered pursuant to the Plan, the Plan constitutes only an unfunded, unsecured promise of the Company to deliver Stock in the future in accordance with the terms of the Plan.

     1.8. Nonassignment. Neither a Participant's nor any other person's rights to payments or awards under the Plan are subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or such other person.

     1.9. Elections. Any notice, election or document required to be filed with the Committee under the Plan will be effective only if it is filed in such form and at such time as the Committee may require, and shall be considered properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at the Company's principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled thereto.


                            SECTION 2

                  Elections to Receive Stock in
                   Lieu of Eligible Cash Awards

     2.1. Election to Receive Stock. Subject to the terms and conditions of the Plan, each executive who is eligible to participate in the Plan, by filing a written "Stock Payment Election" with the Committee during the applicable Election Period (as described in subsection 2.4), may elect to forego receipt of a portion of the Eligible Cash Awards (as defined below) to which he is entitled under any Long Term Plan or Annual Plan, or both, and to receive in lieu thereof shares of Stock under the Plan at the time and in the manner set forth below. Subject to the terms and conditions of the Plan, a Participant who has filed a Stock Payment Election with respect to any Eligible Cash Award shall have credited to his Deferred Stock Account (as described in subsection 3.2), at the time set forth in subsection 3.2, the number of "Stock Units" determined in accordance with subsection 3.3 based on the amount of the Eligible Cash Award that he has elected to forego, and shall receive shares of Stock equal to the number of Stock Units so credited to him at the date determined in accordance with
Section 4. For purposes of the Plan, the term "Eligible Cash Award" means the dollar amount payable under a Long Term Plan or an Annual Plan at the end of the applicable performance period under such plan, which amount would, but for a Participant's election hereunder, be payable to the Participant in cash.

     2.2. Rules for Stock Payment Elections. A Stock Payment Election shall specify the Eligible Cash Award and the Incentive Plan or Incentive Plans to which it applies, and shall be valid only if it is filed with the Committee on or before the last day of the Election Period for the Eligible Cash Award to which it relates. In no event shall the portion of an Eligible Cash Award which is to be converted to Stock Units and credited to the Participant's Deferred Stock Account exceed the lesser of (a) the amount specified by the Participant in his Stock Payment Election, or (b) 50 percent of the amount of the Eligible Cash Award.

     2.3. Revocation and Cancellation of Stock Payment Elections. Except as otherwise specifically provided below in this subsection 2.3, a Stock Payment Election that is filed with respect to any Eligible Cash Award shall be irrevocable after the Election Period for such award expires, and shall remain in effect with respect to Eligible Cash Awards under succeeding Long Term Plans or Annual Plans, as the case may be, unless and until it is revised or revoked. Any such revision or revocation shall be in writing, signed by the Participant and filed with the Committee, and shall specify the Incentive Plan and the Eligible Cash Award to which it relates. Any revocation or revision shall be effective with respect to an Eligible Cash Award only if it filed with the Committee on or before the last day of the Election Period for that award. Notwithstanding any provision of the Plan to the contrary, a Stock Payment Election shall be automatically cancelled on the Participant's Termination Date (as defined in subsection 4.6) and shall be without effect thereafter, except with respect to Eligible Cash Awards that have been converted to Stock Units and credited to the Participant's Deferred Stock Account under the Plan before such Termination Date.

     2.4. Election Period. For purposes of the Plan, the "Election Period" with respect to an Eligible Cash Award under an Annual Plan or a Long Term Plan shall be the period beginning on the date on which the Committee approves such plan (and, to the extent applicable, the performance targets, the number and identity of recipients of performance units and any other material terms and conditions of such plan as are subject to the approval of the Committee) for a calendar year or longer performance period designated thereunder, and ending 30 days after the date of Committee approval or the June 30th immediately following such approval date, whichever is earlier. Notwithstanding the foregoing, the Election Period applicable to Eligible Cash Awards under each of the following Incentive Plans shall be the period beginning on the Effective Date and ending on June 30, 1996: the 1994 Long Term Incentive Plan, the 1995 Long Term Incentive Plan consisting of a three-year performance period, the 1995 Long Term Plan consisting of a five-year performance period, the 1996 Annual Plan and the 1996 Long Term Plan.

                            SECTION 3

         Dividend Equivalents and Deferred Stock Account

     3.1. Dividend Equivalents. As of each Stock dividend date, a Participant who is credited with Stock Units under the Plan shall be entitled to receive an amount equal to the amount of the dividends that would have been paid by the Company on the number of shares of Stock equal to the number of Share Units credited to the Participant's Deferred Stock Account on the record date for such dividend ("Dividend Equivalents"), which amount shall be either (a) paid to the Participant in cash as soon as practicable after the dividend payment date, or (b) converted to Stock Units and credited to the Participant's Deferred Stock Account in accordance with the provisions of subsection 3.2, as elected by the Participant in writing at the time that he files his Stock Payment Election. If no election is made by a Participant, Dividend Equivalents shall be paid in cash as soon as practicable after each dividend payment date. Any additional Stock Units credited to a Participant's Deferred Stock Account by reason of an election under this subsection 3.1 shall be distributed at the same time as the Stock Units to which such additional units are attributable.

     3.2. Crediting and Adjustment of Deferred Stock Accounts. A bookkeeping account shall be established and maintained by the Company in the name of each Participant under the Plan (the "Deferred Stock Account"). A Participant's Deferred Stock Account shall be adjusted as follows:

     (a) as of the first business day following the end of each performance period, the Participant's Deferred Stock Account shall be credited with the number of Stock Units (and any fractional portion thereof) determined in accordance with subsection 3.3 representing the portion, if any, of an Eligible Cash Award that is subject to a Stock Payment Election;

     (b) as of the dividend payment date for any dividend paid on Stock, the Deferred Stock Account of each Participant who has elected to convert his Dividend Equivalents into Stock Units shall be credited with that number of additional Stock Units which is equal to the number obtained by multiplying (i) the number of Stock Units credited to the Participant's Deferred Stock Account as of the dividend record date, by (ii) the amount of the cash dividend or the fair market value (as determined by the Committee) of any dividend payable in kind on a share of Stock as of that date, and by dividing that product by the Fair Market Value of a share of Stock on the dividend payment date;

     (c) as of the date on which shares of Stock are distributed to or on behalf of the Participant in accordance with
          Section 4, the Participant's Deferred Stock Account shall be charged with an equal number of Stock Units; and

     (d) in the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, each Participant's Deferred Stock Account shall be equitably adjusted in such manner as the Committee shall determine in its sole judgment.

     3.3.  Number of Stock Units.  With respect to any Eligible
Cash Award, the number of Stock Units (and fractional portions thereof) to be credited to a Participant's Deferred Stock Account shall be equal to:

     (a) the dollar amount of such Eligible Cash Award which is subject to a Stock Payment Election, if any, and which would have been paid to the Participant in cash but for such election;

          DIVIDED BY:

     (b) the Fair Market Value of a share of Stock on the first business day following the end of the performance period to which such Eligible Cash Award relates.


                            SECTION 4

                    Distribution and Deferral

     4.1. Distribution and Deferral Elections. Subject to the following provisions of this Section 4, the Stock Units credited to a Participant's Deferred Stock Account with respect to any Eligible Cash Award, together with any additional Stock Units credited with respect to such units by reason of an election under subsection 3.1 (relating to Dividend Equivalents), shall be distributed as soon as practicable (but not more than 90 days) after the last day of the deferral period below applicable to such award. Except as otherwise specifically provided in this
Section 4, the last day of the deferral period with respect to an Eligible Cash Award shall be the date selected by the Participant in a written "Deferral Election" filed with the Committee during the Election Period applicable to such award, which date shall be:

     (a) the third (or later) anniversary of the last day of the performance period to which the Eligible Cash Award relates; provided, however, that if the Participant's Termination Date occurs before the date selected by the Participant under this paragraph (a), the last day of the deferral period shall be his Termination Date; or

     (b)  the Participant's Termination Date.

     4.2. Changes to a Deferral Election. Except as provided below in this Section 4, a Deferral Election shall be irrevocable with respect to an Eligible Cash Award after the Election Period applicable to such award expires, and shall remain in effect with respect to awards under succeeding Long Term Plans or Annual Plans, as the case may be, until revoked or revised. Any such revocation or revision shall be in writing, signed by the Participant and filed with the Committee, and shall specify the Incentive Plan and the Eligible Cash Award to which it relates. Any such revocation or revision shall be effective with respect to an Eligible Cash Award only if it is filed on or before the last day of the Election Period for such award.

     4.3. Payment of Deferred Stock Account. Except as otherwise specifically provided below in this Section 4, the Stock Units to be distributed at any date shall be distributed to the Participant or, in the event of his death, to his Beneficiary (as described in subsection 4.5), in whole shares of Stock and cash in lieu of any fractional share of Stock, determined as follows:

     (a) the number of shares of Stock to be distributed shall be equal to the number determined by rounding to the next lower integer the number of Stock Units to be distributed; and

     (b) any fractional portion of a Stock Unit shall be distributed in cash in an amount determined by multiplying such fractional portion by the Fair Market
          Value of a share of Stock on the date the shares of Stock are registered in the name of the Participant or Beneficiary.

     4.4. Installment Payments. A Participant who has a Stock Deferral Election in effect pursuant to which the distribution of any Stock Units credited to his Deferred Stock Account is deferred to his Termination Date may elect to have such Stock Units distributed to him (or, in the event of his death, to his Beneficiary) in annual installments (not exceeding 15), in lieu of a single payment, subject to the following:

     (a) If a Participant has an installment payment election in effect on his Termination Date, the first installment shall be distributed as soon as practicable (but not more than 90 days) after the Participant's Termination Date, followed by succeeding installments to be distributed not more than 90 days after the first business day in each calendar year following the calendar year in which his Termination Date occurs, until the remaining installment payments are exhausted.

     (b) An election under this subsection 4.4 to have Stock Units distributed in installments, and any revocation of such an election, shall be effective only if it is filed with the Committee, in writing, at least 12 months prior to the Participant's Termination Date, and any such election (or revocation of a prior election) filed less than 12 months before such termination shall be without effect.

     (c) If a Participant has filed an installment payment election in accordance with this subsection 4.4, the number of shares of Stock to be distributed in each installment shall be the number of shares determined by rounding to the next lower integer the product of:

          (i) the number of Stock Units then credited to the Participant's Deferred Stock Account, multiplied by

          (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including such payment).

          The value (determined by the Committee based on the Fair Market Value of a share of Stock on the date on which the last installment payment is made) of any fractional Stock Unit remaining after all distributions have been made to the Participant shall be distributed to or on behalf of the Participant in cash with the last installment payment.

     4.5. Payments to Beneficiaries In the Event of Death. If a Participant dies before complete payment of his Deferred Stock Account, the Stock Units credited to his Deferred Stock Account shall be distributed to his Beneficiary in accordance with the following:

     (a) Subject to the provisions of paragraph (b) next below, the Participant may direct that any Stock Units credited to his Deferred Stock Account at his death be distributed to his Beneficiary either:

          (i) in a lump sum payment as soon as practicable after the Participant's death; or

          (ii) in annual installments (not exceeding 15) in a manner comparable to that set forth in subsection
               4.4.

          An election under this paragraph shall be made by the Participant in a Beneficiary designation form filed with the Committee before the Participant's death.

     (b) If the Participant dies after installment payments have commenced under subsection 4.4, any remaining Stock Units shall be distributed to his Beneficiary on or as soon as practicable after the date on which such units would have been distributed to the Participant in accordance with the payment schedule in effect at his death.

     (c) Notwithstanding the foregoing provisions of this subsection 4.5, the Committee, in its sole discretion, may accelerate the distribution of Stock Units to any Beneficiary.

     (d) Pending complete distribution of all amounts to which a Participant is entitled under the Plan, the Participant's Deferred Stock Account shall continue to be adjusted in accordance with subsection 3.2 of the Plan, and Dividend Equivalents payable with respect to Stock Units credited to the Participant's Deferred Stock Account shall be paid in cash to the Participant's Beneficiary or credited to the Participant's Deferred Stock Account as additional Stock Units in accordance with the election, if any, made by the Participant and filed with the Committee before his death in accordance with subsection 3.1.

For purposes of the Plan, a Participant's "Beneficiary" is any legal or natural person or persons that the Participant designates in a form which is provided for that purpose by the Committee and is filed with the Committee prior to the Participant's death. A Beneficiary designation shall be effective when it is filed with the Committee in accordance with the preceding sentence, and shall supersede any Beneficiary designation filed earlier. If more than one Beneficiary has been designated, the balance in the Participant's Deferred Stock Account shall be distributed to each such Beneficiary per capita (with cash distributed in lieu of any fractional share of Stock). If the Participant fails to file a Beneficiary designation or if no Beneficiary survives the Participant, the Participant's Beneficiary shall be the Participant's estate.

     4.6. Termination Date. A Participant's Termination Date is the date on which his employment with the Company and all of its subsidiaries terminates for any reason, including retirement, death, disability, voluntary resignation or discharge.


                            SECTION 5

                    Amendment and Termination

     While the Company expects and intends to continue the Plan, the Board of Directors of the Company reserves the right, at any time and in any way, to amend, suspend or terminate the Plan; provided, however, that no amendment, suspension or termination shall:

     (a) be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Stock is listed or quoted;

     (b) materially alter or impair the rights of a Participant under the Plan without the consent of the Participant with respect to Stock Units already credited hereunder;
          or

     (c) make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Rule 16b-3.

                           APPENDIX A

                          Defined Terms

1.1                           Annual Plan
4.5                           Beneficiary
1.1                           Committee
1.1                           Company
4.1                           Deferral Election
3.2                           Deferred Stock Account
3.1                           Dividend Equivalents
1.1                           Effective Date
2.4                           Election Period
2.1                           Eligible Cash Award
The 1989 Plan                 Fair Market Value
1.1                           Incentive Plan(s)
1.1                           Long Term Plan(s)
1.3                           Participant
1.4                           Rule 16b-3
The 1989 Plan                 Stock
2.1                           Stock Payment Election
1.1                           Stock Units
The 1989 Plan                 Subsidiaries
4.6                           Termination Date
1.1                           The 1989 Plan

                            EXHIBIT A


1.   NICOR Inc. 1989 Long-Term Incentive Plan

2.   1994 Long-Term Incentive Program

3.   1995 Long-Term Incentive Program

     A.   Three-Year Program

     B.   Five-Year Program

4.   1996 Long-Term Incentive Program

5.   1996 Annual Bonus Plans

     A.   NICOR Annual Bonus

     B.   NI-Gas Annual Bonus

     C.   Birdsall Annual Bonus